Exhibit 10.6

Matrix Corner | Howick Close | Waterfall Park | Midrand

PO Box | 12326 Vorna Valley | 1686 | Gauteng

Tel +27 11 654 8000 | Fax: +27 11 805 7495

10th September 2007

Mrs. Riette Botha

p/a Matrix Vehicle Tracking

P O Box 12326

Vorna Valley

1686

Dear Riette

STANDARD TERMS AND CONDITIONS OF EMPLOYMENT

TELIMATRIX GROUP AND SUBSIDIARY COMPANIES

1.	INTRODUCTION

In terms of the proposed merger between Matrix and Control Instruments Omnibridge, it is the intention that all employees will be subject to substantively the same terms and conditions of employment that they currently enjoy. This document clarifies these terms and conditions and from the merger date onwards will supercede all your current conditions of employment.

I would like you to sign and return a copy to the undersigned or contact me with any queries you may have prior to the merger date.

Our current estimated merge date is 1st October 2007.

2.	APPOINTMENT

The Company hereby appoints and you hereby accept appointment as Managing Director of Matrix Vehicle Tracking with effect from merge date, to be based at the company’s premises at the address above.

You may be obliged should it be so required, to be transferred to any subsidiary or associate office of the employer and you acknowledge and agree to such transfer in the event of it being required by the Company, on mutually agreed terms at the time of such requirement.

3.	DURATION

3.1	Your employment with the Company will continue for an indefinite period terminable on not less than three calendar month’s written notice by either party to the other subject to the provisions of clause 9.1 below, such notice to be given by either party with effect from the first working day of any calendar month.

4.	DUTIES OF EMPLOYEE

You shall, for the duration of your employment, unless amended in writing and assented to by both parties –

4.1	report directly to the Group Managing Director;

4.2	perform the general duties of Managing Director as may from time to time be determined by your Manager.

4.3	devote your attention and such reasonable time as may be necessary, having regard to the exigencies of the business of the Company, to the business and the affairs of the Company;

4.4	obey the reasonable orders and directions of your Manager, carry out such functions and duties as are from time to time assigned to You and are consistent with your status, and endeavour to protect and promote the business and interests of the Company and to preserve its reputation and goodwill;

TELIMATRIX LIMITED REGISTRATION NUMBER 1995/013858/06

DIRECTORS: SR BRUYNS (CHAIRMAN) | SB JOSELOWITZ (CEO) | R BOTHA | TE BUZER | RA FREW | R FRIEDMAN |

A PATEL | HG SCOTT | CWR TASKER

COMPANY SECRETARY: PROBITY BUSINESS SERVICES (PTY) LTD

4.5	perform such service for, and accept such office in subsidiary and/or associate companies of the Company as may from time to time be reasonably required by the Company; and

4.6	not without the prior written consent of the Group Managing Director, engage in any activities for remuneration outside the scope of your employment with the Company.

5.	REMUNERATION AND BENEFITS

5.1	Salary

5.1.1	As remuneration for your services, the Company will pay to you a monthly remuneration package having a gross value of 107,083 Rands (one hundred and seven thousand and eighty three).

5.1.2	Salaries are paid by the 25th of each month by way of a direct transfer into your nominated bank account.

5.1.3	Your salary will be subject to review at least once a year on April 1st.

5.2	Annual Performance Bonus

5.2.1	Part of your remuneration package will be an annual performance bonus. This will be paid out on a bi-annual basis and will vary from time to time.

5.2.2	The bonus period would run in line with the Group’s current financial year, which is currently 1 April to the end of March.

5.2.3	In order to synchronise such bonus, there will be an interim period from merge date (1st October) to 31st March on which your initial annual bonus will be based.

5.2.4	The definition of such a bonus will be determined before the merger date but be subject to ratification by the remuneration committee as will all subsequent annual bonuses.

5.3	Share Scheme

5.3.1	You will be entitled to share options in Telimatrix as per the rules of Telimatrix’s share scheme and as determined by the Board.

5.4	Other Benefits

5.4.1	Cell Phone Allowance

You will be required to obtain a Company approved rental contract and the company will provide you free use of this phone.

5.4.2	3G Card

You may be required to obtain a 3G Card and the company will reimburse the amount billed per month.

5.5	Deductions from Salary

5.5.1	The Company shall deduct from your salary any garnishee orders and any other amounts required by law to be deducted from your salary

5.5.2	The Company will also withhold your tax from your salary and pay same over to the Receiver of Revenue.

5.5.3	Other statutory deductions, as required to be deducted and paid over, will be deductible from Your salary, including but not limited to Provident Fund and Medical Aid contributions as stipulated from time to time.

TELIMATRIX LIMITED REGISTRATION NUMBER 1995/013858/06

DIRECTORS: SR BRUYNS (CHAIRMAN) | SB JOSELOWITZ (CEO) | R BOTHA | TE BUZER | RA FREW | R FRIEDMAN |

A PATEL | HG SCOTT | CWR TASKER

COMPANY SECRETARY: PROBITY BUSINESS SERVICES (PTY) LTD

5.5.4	You, by signature hereto, hereby irrevocably authorises the Company in writing to effect the deductions as contemplated.

5.5.5	On termination of your employment with the Company, You, to the extent allowed by law, by signature hereto, hereby irrevocably authorises the Company in writing to deduct any amount owing by you to the Company from any amount owing by the Company to you at termination date.

5.6	Hours of Work

5.6.1	As a senior executive you are required to work whatever hours are necessary and reasonable.

5.7	Provident Fund and Medical Aid Scheme

5.7.1	The Company offers membership of both a provident fund and a medical aid scheme which is at your sole discretion and cost. The rules of both are available at the Company’s personnel department, should you require them.

6.	LEAVE

6.1	You shall be entitled to leave that you may deem satisfactory.

6.2	Leave must be requested in writing and approved in advance by the Group Managing Director.

6.3	No compensation will be paid for any leave not taken.

7.	CONFIDENTIALITY

7.1	You agree that you will at all times during your employment with the Company, and subsequent thereto, keep confidential and not divulge to any third person or entity or use for any purpose (whether for your own financial benefit or the Company’s financial detriment) any of the confidential information of the Company, including but not limited to its financial business, customers or transactions and any other proprietary and/or confidential information (“Confidential Data”) belonging to the Company or to any other person or entity doing business with the Company, including its associates or subsidiaries.

7.2	Upon the termination of this agreement, you shall return to the Company all Confidential Data in your possession or under your control, including all copies and notes, memoranda or other materials in your possession which embody or record any of the Confidential Data.

7.3	The provisions of this clause shall not apply to any Confidential Data which may come into the Public Domain without any fault of yours.

7.4	The provisions of this clause shall survive the termination of this agreement.

8.	TRADE SECRETS AND INDUSTRIAL COPYRIGHT

8.1	You agree that any patent or copyright or trademark or any other intellectual property to any work that you might be entitled arising out of your employment or devolving on You during the period that You are employed by the Company or any of its associates or subsidiaries, shall automatically be transferred and become the property of the Company, and the Company will enjoy all right, title and interest in such patent or copyright or trademark or any other intellectual property.

8.2	You undertake to do all things and refrain from doing anything that will prevent the transfer of ownership of the patent or copyright or trademark or other intellectual property of the Company.

TELIMATRIX LIMITED REGISTRATION NUMBER 1995/013858/06

DIRECTORS: SR BRUYNS (CHAIRMAN) | SB JOSELOWITZ (CEO) | R BOTHA | TE BUZER | RA FREW | R FRIEDMAN |

A PATEL | HG SCOTT | CWR TASKER

COMPANY SECRETARY: PROBITY BUSINESS SERVICES (PTY) LTD

9.	TERMINATION

9.1	Misconduct

Your employment may be terminated at any time, either summarily or on notice by the Company after a fair procedure establishes that you are guilty of any misconduct or you have committed a breach of a material obligation under this agreement which is incompatible with a continued employment relationship, or if you are found guilty of any act which would, at common law or in terms of any applicable statute, entitle the Company to terminate your employment. You shall be bound by the Company‘s Disciplinary Code and Procedure as outlined in the Matrix Vehicle Tracking Employee Handbook or, where unwritten, an accepted principle, or any written directives from time to time.

10.	RESTRAINT OF TRADE

See attached addendum A

11.	PATENTS, INVENTIONS AND IMPROVEMENTS

You must disclose to the Company all inventions and improvements which you make during your employment by the Company or within six months after the termination of such employment, that may fall within the existing or contemplated scope of the Company’s business or that of its subsidiaries and associates.

You cede all rights relating to such inventions and improvements including patents in the Republic of South Africa and any other countries. Employees also agree to execute any papers necessary to give effect to the above.

12.	MISCELLANEOUS

12.1	Notices and Domicilia

12.1.1	All notices to be given in terms of this agreement shall be in writing and shall be delivered by hand to the Employer and/or You at the work place applicable at the time of such delivery and by hand or by registered prepaid post (which includes telegraphic service), where the parties are not in attendance at the work place, to:

You at:

164 Roedolf Avenue

Clubview East

Centurion

The Employer at:

Matrix Corner

Howick Close

Waterfall Park

Bekker Road

Vorna Valley

which physical addresses the parties select as their domicilium citandi et executandi.

12.1.2	Either party shall be entitled at any time to change its domicilium to any other physical address within the Republic of South Africa or elsewhere; provided that such change shall take effect upon delivery or deemed delivery of notice thereof to the other party.

12.1.3	Any notice shall, if delivered by hand during normal business hours to the person apparently in charge of the premises selected by the addressee for the delivery of notice, be deemed to have been received on the date of delivery (including telegraphic notices) and if sent by prepaid registered post, be deemed to have been received 14 consecutive days after posting.

12.1.4	Notwithstanding the above notice actually received by the party to whom it is addressed shall be adequate notice to it.

TELIMATRIX LIMITED REGISTRATION NUMBER 1995/013858/06

DIRECTORS: SR BRUYNS (CHAIRMAN) | SB JOSELOWITZ (CEO) | R BOTHA | TE BUZER | RA FREW | R FRIEDMAN |

A PATEL | HG SCOTT | CWR TASKER

COMPANY SECRETARY: PROBITY BUSINESS SERVICES (PTY) LTD

12.2	Entire Contract

This agreement contains all the express provisions agreed on by the parties with regard to the subject matter of the agreement and the parties renounce the right to rely on any alleged express provision not contained in the agreement or incorporated by reference.

12.3	Indulgences

No indulgence granted by a party shall constitute a renouncement or abandonment of any of that party’s rights under this agreement; accordingly, that party shall not be precluded, as a consequence of having granted such indulgence, from exercising any rights against the other party which may have arisen in the past or may arise in the future.

13.	VARIATION

It is agreed that the Company reserves the right to vary any and/or all of the terms and conditions of employment, rules and regulations, codes and procedures from time to time, after due consultation with the affected parties as required from time to time.

Sincerely

TELIMATRIX

S. Joselowitz
Group Managing Director

I, Riette Botha, acknowledge that I know and understand the contents of this agreement and that I have made myself aware of all the policies and procedures that apply by reference to this agreement and I hold myself bound to the terms, conditions, policies and procedures applicable.

Midrand

SIGNATURE	PLACE	DATE

TELIMATRIX LIMITED REGISTRATION NUMBER 1995/013858/06

DIRECTORS: SR BRUYNS (CHAIRMAN) | SB JOSELOWITZ (CEO) | R BOTHA | TE BUZER | RA FREW | R FRIEDMAN |

A PATEL | HG SCOTT | CWR TASKER

COMPANY SECRETARY: PROBITY BUSINESS SERVICES (PTY) LTD

Appendix A

RESTRAINT OF TRADE

1.1	The following words shall have the meanings ascribed to them and cognate expressions shall have a similar meaning -

1.1.1	“the restrainee”	-	as defined in annexure B;

1.1.2	“the Company”	-	MiX Telematics Limited (Reg.No.1995/ 013858/06);

1.1.3	“the prescribed areas”	-	the area of each province of the Republic of South Africa and any country in which a business defined in 1.1.4 below is conducted at a time when the applicable restrainee leaves the employ of a proprietor as defined in 1.1.5 below;

1.1.4	“business”	-	each and every business conducted by the Company and each and every business conducted by each and every subsidiary of the Company as at the date when the applicable restrainee ceases to be an employee of the Company;

1.1.5	“proprietor”	-	The Company or any subsidiary of the Company, as the case may be;

1.2	It is recorded that in the course of the restrainee’s involvement with the business prior to his ceasing to be employed by a proprietor, he-

1.2.1	will have acquired considerable know-how in and learnt of proprietary techniques relating to such business;

1.2.2	will have had access to the names of partners, customers, suppliers and consultants with whom each proprietor did business whether embodied in written form or otherwise;

1.2.3	generally will have had the opportunity of learning and acquiring the trade secrets, business connections and other confidential information appertaining to each such business.

1.3	It is acknowledged that by virtue of the restrainee’s position in the business the only effective and reasonable manner in which the relevant proprietor’s rights in respect can be protected is the restraint imposed upon the restrainee in terms of this agreement. In exchange for the imposition of this restraint the company undertakes to include the restrainee as a participant in the Company’s share incentive scheme.

1.4

The restrainee does hereby undertake to the Company that he shall not, for the period set- out in the attached annexure B after leaving the employ of a proprietor without taking up employment with another proprietor, whether as owner, partner, director, shareholder, member, employee, consultant, contractor, financier, agent, representative, assistant, trustee or beneficiary or a trust or otherwise and whether for reward or not, directly or indirectly, carry on or be interested or engaged in or concerned with or employed by any juristic person, firm, undertaking or concern carried on in the prescribed areas which was competing with a business or tendering for work in direct competition with a business or was party to any contract with the proprietor of any business any subsidiary or associate thereof or was in the habit of doing business with the proprietor of any business or any subsidiary or associate thereof as at the date of his so ceasing to be employed, provided that the restrainee shall not be deemed to have breached this undertaking by reason of his holding shares in any juristic person which are listed on a recognised stock exchange if the shares owned by -

1.4.1	him;

1.4.2	his ascendants and descendants;

1.4.3	his spouse;

1.4.4	any person related to him or his spouse within the third degree of consanguinity;

1.4.5	any trust created primarily for the benefit of one or more of the persons referred to in 1.4.1 to 1.4.3 above;

and

1.4.6	any juristic person effectively controlled by one or more of the persons and trusts referred to in 1.4.1 to 1.4.5;

do not in the aggregate constitute more than 5% of any class of the issued share capital of such juristic person.

1.5	The restrainee hereby separately undertakes that neither he nor any juristic person, firm, undertaking or concern in or by which he is directly or indirectly interested or employed will, within the period set out in annexure A, after he ceases to be employed by a proprietor, and without being employed by another proprietor, and whether for reward or not, directly or indirectly -

1.5.1	encourage or entice or persuade or induce any employee of the Company or any subsidiary or associate thereof engaged in a business to terminate his employment; or

1.5.2	furnish any information or advice to any employee employed by the Company or any subsidiary or associate thereof engaged in a business or to any prospective employer of such employee or use any other means which are directly or indirectly intended or likely to persuade such person to be in any way interested in or associated with any company, close corporation, firm, undertaking or concern other than the Company or any subsidiary or associate thereof; or

1.5.3

furnish any information or advice (whether oral or written) to any person with whom the Company or any subsidiary or associate thereof does business that the restrainee intends to or will (whether as proprietor, partner, director, shareholder, member, employee, consultant, contractor, financier, agent, representative or otherwise) directly or indirectly, be interested or engaged in or concerned with or employed by any company, close corporation, firm, undertaking or concern carried on in the prescribed areas which competes with a business at the closing date or will compete with a business during the 365 days succeeding the date he ceases to be an employee of a proprietor without his becoming the employee of another proprietor; or

1.5.4	furnish any information or advice (whether oral or written) to any person doing business with the Company or any subsidiary or associate thereof or use any other means or take any other action which is directly or indirectly designed, or in the ordinary course of events calculated, to result in any such person terminating his association with the Company or any subsidiary or associate thereof concerning a business and/or transferring his business concerning a business to any person other than the Company or any subsidiary or associate thereof concerning a business, or attempt to do so.

1.6	Each of the undertakings set out in this agreement are severable inter alia as to -

1.6.1	nature of interest, act or activity;

1.6.2	the area and period of the restraint;

and are acknowledged to be reasonably required for the protection of the Company and its subsidiaries and to be generally fair and reasonable.

Signed at Stellenbosch on this 10 day of November 2011

Restrainee

Signed at Cape Town on this 10 day of Nov. 2011.

For and on behalf of the Company

Annexure B

Restrainee: (Id No: 6803150045087)

Restraint Period: 24 (Twenty Four) Months